                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           VIISAGE TECHNOLOGY, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Delaware                                        04-3320515
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(State of Incorporation)                  (I.R.S. Employer Identification No.)

       30 Porter Road               Littleton, MA                 01460
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          (Address of Principal Executive Offices, including zip code)

          Viisage Technology, Inc. 1997 Employee Stock Purchase Plan
          ----------------------------------------------------------
                           (Full title of the plan)

                              Thomas J. Colatosti
                     President and Chief Executive Officer
                           Viisage Technology, Inc.
                                30 Porter Road
                              Littleton, MA 01460
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (617) 952-2200
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
Title of securities           Amount to be           Proposed maximum        Proposed maximum         Amount of
to be registered              registered/1/          offering price          Aggregate offering       registration fee
                                                     per share/2/            Price/2/
=========================================================================================================================
Common Stock,
$0.001 par value                 70,000                  $6.78125             $474,687.50                 $125.32
=========================================================================================================================

_____________________________
/1/ The shares being registered represent an incremental number of shares that may be purchased under the Plan.
/2/ Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457, on the basis of the average of the high and low prices of Viisage Technology, Inc.'s Common Stock as reported on the NASDAQ National Market on January 7, 2000.

                                    Part II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The Registration Statement under the Securities Act of 1933, as amended, on Form S-8 of Viisage Technology, Inc. (the "Company"), file number 333-42485, filed with the Securities and Exchange Commission on December 17, 1997, is incorporated into this Post-Effective Amendment No. 1 to Registration Statement by reference and shall be deemed a part hereof.


         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement from the date of filing such documents.


Item 8.  Exhibits.
         --------

         5.1 Opinion of Finnegan, Hickey, Dinsmoor & Johnson, P.C. as to the legality of the shares being registered.


         23.1   Consent of Arthur Andersen LLP


         23.2 Consent of Finnegan, Hickey, Dinsmoor & Johnson, P.C. (included in Exhibit 5.1)


         24.1   Power of Attorney

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized in Littleton in the Commonwealth of Massachusetts on January 10, 2000.



                                        VIISAGE TECHNOLOGY, INC.



                                        By: /s/ Thomas J. Colatosti
                                            -----------------------
                                        Thomas J. Colatosti
                                        President and Chief Executive Officer

                                 EXHIBIT INDEX


Item 8.  Exhibits


     5.1 Opinion of Finnegan, Hickey, Dinsmoor & Johnson, P.C. as to the legality of the shares being registered.


     23.1  Consent of Arthur Andersen LLP


     23.2  Consent of Finnegan, Hickey, Dinsmoor & Johnson, P.C. (included in
           Exhibit 5.1)


     24.1  Power of Attorney